UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 1, 2022
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (646) 905-3974
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with certain awards that may be granted from time to time under the COMPASS Pathways plc 2020 Share Option and Incentive Plan (the “Plan”), the Compensation and Leadership Development Committee (the “Committee”) of COMPASS Pathways plc (the “Company”) has adopted the following forms of award agreements: (i) Restricted Share Unit Award Agreement for Company Employees (the “RSU Award Agreement”) and (ii) Non-Qualified Share Option Agreement for Company Employees (the “Option Award Agreement”), copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Item 5.02(e) as though fully set forth herein.
Each of the RSU Award Agreement and Option Award Agreement (a) provides for the grant of RSUs or options, respectively, to eligible participants under the Plan, which may, among other things, be subject to (i) vesting in accordance with the vesting schedule provided in the applicable grant notice and (ii) certain transfer restrictions, and (b) authorizes the Company to cause shares to be sold on the participant’s account to cover applicable withholding taxes due upon vesting of the shares underlying the RSUs or options, as applicable.
In addition, effective February 1, 2022, the Committee awarded (i) 173,000 options to George Goldsmith and 75,000 options to Ekaterina Malievskaia pursuant to the Option Award Agreement and (ii) 29,000 RSUs to George Goldsmith and 13,000 RSUs to Ekaterina Malievskaia pursuant to the RSU Award Agreement. Each option and RSU represents the right to receive one Share (as defined in the Plan) upon vesting. The options vest in 48 equal monthly installments commencing one month from the grant date, subject to the individual’s continued service to the Company through the applicable vesting date, and are subject to the terms and conditions of the Company’s Option Award Agreement under the Plan. The RSUs vest in four equal annual installments commencing on the one year anniversary of the grant date, subject to the individual’s continued service to the Company through the applicable vesting date, and are subject to the terms and conditions of the Company’s RSU Award Agreement under the Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Restricted Share Unit Award Agreement for Company Employees under the 2020 Share Option and Incentive Plan.

10.2	Form of Non-Qualified Share Option Agreement for Company Employees under the 2020 Share Option and Incentive Plan.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: February 4, 2022	By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer